Form S-8 POS

As  filed with the Securities and Exchange Commission on  January
26, 2001
                                       Registration No. 033-55687

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          _____________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         AIRBORNE, INC.
     (Exact name of registrant as specified in its charter)

       Delaware                  91- 2065027
   (State or Other            (I.R.S. Employer
   Jurisdiction of           Identification No.)
   Incorporation or
    Organization)
                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
               ___________________________________
                         Airborne, Inc.
               1998 Key Employee Stock Option Plan
               ___________________________________
   Lanny H. Michael, Senior Vice President and Chief Financial
                             Officer
                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
               ___________________________________
                           Copies to:
                     Marion V. Larson, Esq.
                      Riddell Williams P.S.
                       1001 Fourth Avenue
                           Suite 4500
                 Seattle, Washington 98154-1065
                         (206) 624-3600

           POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

     Pursuant  to Rule 414 under the Securities Act of  1933,  as amended  (the  "Securities  Act"),  Airborne,  Inc.,  a  Delaware
corporation  (the  "Registrant"), is filing  this  Post-Effective
Amendment  No.  1  to  the Registration  Statement  on  Form  S-8
(No. 033-55687) of the Registrant's predecessor company, Airborne
Express,  Inc., a Delaware corporation formerly known as Airborne
Freight Corporation ("Airborne Express"), in order to reflect the
adoption  by  the  Registrant  of  a  holding  company  form   of
organizational structure.

     The holding company organizational structure was effected by means  of  a  merger (the "Merger") pursuant to an Agreement  and
Plan  of  Merger  dated  November  7,  2000,  by  and  among  the
Registrant,  Airborne Express, and AEX Merger, Inc.,  a  Delaware
corporation  ("AEX"). Prior to the Merger, the Registrant  was  a
wholly-owned  subsidiary  of  Airborne  Express  and  AEX  was  a wholly-owned  subsidiary of the Registrant. As a  result  of  the
Merger,  which  was  consummated on December 26,  2000,  AEX  was merged  with  and into Airborne Express, which was the  surviving
corporation  in  the  Merger,  and  Airborne  Express  became   a
wholly-owned   subsidiary   of  the   Registrant.   Pursuant   to
Section  251(g) of the General Corporation Law of  the  State  of
Delaware, stockholder approval of the Merger was not required.

     As a result of the Merger, each share of common stock, $1.00 par  value, of Airborne Express outstanding immediately prior  to the  Merger  was automatically converted into one  share  of  the
Registrant's  common  stock,  $1.00  par  value.   No  additional
capital stock of the Registrant was issued as part of the Merger.
The shares of the Registrant's common stock are listed on the New
York  Stock  Exchange and the Pacific Stock  Exchange  under  the symbol  "ABF," the same symbol used by Airborne Express prior  to the Merger.

     In accordance with Rule 414(d) under the Securities Act, the
Registrant hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities
Act and the Securities Exchange Act of 1934, as amended.

     The  registration fees were paid at the time of the original filing of this registration statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of  1933, the  Registrant  certifies  that it  has  reasonable  grounds  to believe it meets all the requirements for filing on Form S-8  and has  duly caused this amendment to the registration statement  to be  signed  on  its  behalf  by the undersigned,  thereunto  duly authorized,  in  the  City of Seattle, State  of  Washington,  on
January 26, 2001.

                              AIRBORNE INC.

                           By /s/Robert S. Cline
                              Robert S. Cline, Chief Executive
                              Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and  appoints Robert S. Cline and Lanny H. Michael, and  each  of them  severally,  such person's true and lawful attorneys-in-fact and  agents,  with full power to act without the other  and  with full power of substitution and resubstitution, to execute in  the name  and  on  behalf of such person, individually  and  in  each capacity  stated below, any and all amendments and post-effective
amendments   to  this  Registration  Statement,   any   and   all
supplements  hereto, and any and all other instruments  necessary or  incidental in connection herewith, and to file the same  with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of  1933, this  Registration  Statement has been signed  by  the  following persons in the capacities and on the dates indicated below.

       Signature                  Title                Date

/s/Robert S. Cline          Chairman of the Board     January 26,
Robert S. Cline              and Chief Executive       2001
                             Officer (Principal
                             Executive Officer)

/s/Lanny H. Michael         Senior Vice President     January 26,
Lanny H. Michael             and Chief Financial       2001
                             Officer (Principal
                             Financial Officer)

/s/Robert T. Christensen    (Principal Accounting     January 26,
Robert T. Christensen        Officer)                  2001

/s/Robert G. Brazier        Director                  January 26,
Robert G. Brazier                                      2001

/s/Carl D. Donaway          Director                  January 26,
Carl D. Donaway                                        2001

/s/Harold M. Messmer, Jr.   Director                  January 26,
Harold M. Messmer, Jr.                                 2001

/s/William Swindells        Director                  January 26,
William Swindells                                      2001

/s/Mary Agnes Wilderotter   Director                  January 26,
Mary Agnes Wilderotter                                 2001